Exhibit(4)(c)(11)

                      SIXTH AMENDMENT TO CREDIT AGREEMENT

THIS SIXTH AMENDMENT TO CREDIT AGREEMENT (this "Amendment"), dated as of December 29, 1998, by and between B.B. WALKER COMPANY, a North Carolina corporation (the "Borrower"), and MELLON BANK, N.A., a national banking association (the "Lender").

                                  RECITALS

   A. The Borrower and the Lender are parties to a certain Credit Agreement dated as of August 15, 1995 (as amended by the "First Amendment", the "Second Amendment", the "Third Amendment", the "Fourth Amendment", and the "Fifth Amendment", each defined below, the "Credit Agreement") pursuant to which the Lender established certain credit facilities for the Borrower in order to provide working capital financing and to refinance certain existing indebtedness. Except as otherwise defined herein, capitalized terms used in this Amendment shall have the same meaning as in the Credit Agreement.

   B. As a result of certain Events of Default, the Borrower and the Lender entered into the First Amendment to Credit Agreement dated as of April 15, 1996 ("First Amendment"), the Second Amendment to Credit Agreement dated as of October 18, 1996 ("Second Amendment"), the Third Amendment to Credit Agreement dated as of November 16, 1996 ("Third Amendment"), the Fourth Amendment to Credit Agreement dated as of March 11, 1997 ("Fourth Amendment"), and the Fifth Amendment to Credit Agreement dated as of July 8, 1998 ("Fifth Amendment").

   C. The Borrower has requested that the Lender extend the Term Loan Maturity Date and amend certain other terms and provisions in the Credit Agreement.

NOW, THEREFORE, in consideration of the premises and of the mutual covenants herein contained and intending to be legally bound hereby, the parties hereto agree as follows:

                                  AMENDMENTS

   1. The following definitions set forth in Article 1 of the Credit Agreement shall be deleted and restated in their entirety as follows:

            "Term Loan Maturity Date" shall mean June 30, 1999.

   2. The following additions are hereby made to Article 1, Definitions, in alphabetical order:

            "Sixth Amendment" shall mean the Sixth Amendment to Credit Agreement, dated as of December 29, 1998, by and between the Borrower and the Lender.

            "Sixth Amendment Closing Date" shall mean December 29, 1998.

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

                  SIXTH AMENDMENT TO CREDIT AGREEMENT, Continued

   3. Section 2.4, Term Loan, shall be amended by deleting Section 2.4 (d) in its entirety and replacing it with the following:

                  (d) Scheduled Amortization; Maturity.  As of the Sixth
                      Amendment Closing Date, the outstanding Principal due under the Term Loan was $1,847,363.83. After the Sixth Amendment Closing Date, Principal due under the
                      Term Loan shall be payable on each Regular Payment Date in equal monthly installments of $35,714.28, with all remaining principal due and payable on the Term
                      Loan Maturity Date.

   4. Sections 6.1(a) through (f) are hereby deleted in their entirety and replaced with the following new Sections 6.1(a) through (f) and new Section 6.1(g):
            6.1. Financial Covenants. The following Financial Covenants shall be calculated without recognizing the proceeds of sale of the Borrower's assets at its Asheboro, N.C. plant:

            (a) Consolidated Current Ratio. The Consolidated Current Ratio shall not at any time be less than 1.25 to 1.00 as of December 31, 1998, and at all times thereafter.
            (b) Consolidated Leverage Ratio. The Consolidated Leverage Ratio shall not at any time exceed 3.00 to 1:00 as of January 31, 1999, and at all times thereafter.
            (c) Consolidated Tangible Net Worth. Consolidated Tangible Net Worth shall not at any time be less than $4,900,000 as of the fiscal year ending October 31, 1998; $4,900,000 as of and from November 1, 1998 and at all times through September 30, 1999; $5,100,000 as of the fiscal year ending October 31, 1999 and at all time through October 30, 2000; and $5,500,000 as of the fiscal year ending October 31, 2000 and at all times thereafter.
            (d) Consolidated Working Capital. Consolidated Working Capital shall not at any time be less than $5,000,000 as of the fiscal year ending October 31, 1998; $4,700,000 as of and from November 1, 1998 and at all times through May 31, 1999; $4,600,000 as of and from June 1, 1999 and at all times through September 30, 1999; $4,700,000 as of the fiscal year ending October 31, 1999 and at all time through October 30, 2000; and $5,000,000 as of the fiscal year ending October 31, 2000 and at all times thereafter.
            (e) Consolidated Net Income. Consolidated Net Income for the fiscal year ending October 31, 1998 shall be not less than ($750,000); Consolidated Net Income for the fiscal year ending October 31, 1999 shall be not less than $200,000. and for each fiscal year thereafter, Consolidated Net Income shall be not less than $400,000.
            (f)  Capital Expenditures.  The Borrower shall not make any
Capital Expenditures which exceed, in the aggregate, $150,000 for the fiscal year ending October 31, 1998 and for each fiscal year thereafter.
            (g) Inventory Turnover. The Borrower shall not have Inventory Turnover, determined quarterly and annually, of less than 2.2 to 1.0 from January 31, 1999 and at all times thereafter.

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

                  SIXTH AMENDMENT TO CREDIT AGREEMENT, Continued

                         REPRESENTATIONS AND WARRANTIES

   5. Other Representations and Warranties. Each of the representations and warranties (as amended hereby) made by the Borrower in Article 3 of the Credit Agreement are true and correct on and as of the Sixth Amendment Closing Date (except those representations and warranties that address matters only as of a particular date, which are true and correct as of that date), and are incorporated herein as though fully set forth.

                             CONDITIONS PRECEDENT

   6. Conditions to Effectiveness of this Amendment. The obligation of the Lender to enter into this Amendment is subject to the satisfaction, immediately prior to or concurrently with the execution of the Amendment, of the following conditions precedent:

            (a) Sixth Amendment, etc. The Lender shall have received this Sixth Amendment, duly executed by the Borrower.

            (b) Corporate Proceedings. The Lender shall have received certificates by the Secretary or Assistant Secretary of the Borrower dated as of the Sixth Amendment Closing Date as to (i) true copies of the articles of incorporation and by-laws (or other constituent documents) of the Borrower in effect on such date (which, in the case of articles of incorporation or other constituent documents filed or required to be filed with the Secretary of State or other Governmental Authority in its jurisdiction of incorporation, shall be certified to be true, correct and complete by such Secretary of State or other Governmental Authority not more than thirty (30) days before the date of this Amendment), (ii) true copies of all corporate action taken by the Borrower relative to this Amendment and the other Amendment Documents and (iii) the incumbency and signature of the respective officers of the Borrower executing this Amendment and the other Amendment Documents, together with satisfactory evidence of the incumbency of such Secretary or Assistant Secretary. The Lender shall have received certificates from the appropriate Secretaries of State or other applicable Governmental Authorities showing the good standing of the Borrower in its state of incorporation and each state in which the Borrower does business, if applicable in such state.

            (c) Officers' Certificates. The Lender shall have received certificates from such officers of the Borrower in the form of Exhibit C attached hereto.

            (d) Fees, Expenses, Etc. All fees and other compensation (including, without limitation, attorneys' fees) required to be paid to the Lender pursuant hereto or pursuant to any other written agreement on or prior to the Sixth Amendment Closing Date shall have been paid or received.

            (e) Other Conditions Precedent. Each of the conditions precedent set forth in Section 4.02 of the Credit Agreement shall have been met.

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

                  SIXTH AMENDMENT TO CREDIT AGREEMENT, Continued

                                 MISCELLANEOUS

   7. Reaffirmation; No Waiver. Except as expressly modified herein, the terms of the Credit Agreement, the Security Documents and all of the Loan Documents executed in connection therewith, remain in full force and effect in accordance with their respective terms and conditions, are in no manner impaired hereby and, are hereby reaffirmed by all of the parties. In the event of any conflict between this Amendment and any other Loan Document, the provisions of this Amendment shall prevail.

   8. Fees, Expenses, Etc. Within ten (10) days of receipt of invoice, the Borrower shall pay all fees and other compensation (including, without limitation, attorneys' fees, costs of searches, field examination expenses, filing and recording fees) required to be paid to the Lender pursuant hereto, pursuant to any Amendment Document or pursuant to any other written agreement.

   9. Severability. The provisions of this Amendment are intended to be severable. If any provision of this Amendment shall be held invalid or unenforceable in whole or in part in any jurisdiction such provision shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without in any manner affecting the validity or enforceability thereof in any other jurisdiction or the remaining provisions hereof in any jurisdiction.

  10. Prior Understandings. This Amendment and the other Amendment Documents supersede all prior and contemporaneous understandings and agreements, whether written or oral, among the parties hereto relating to the transactions provided for herein and therein.

  11. Counterparts. This Amendment may be executed in any number of counterparts and by the different parties hereto on separate counterparts each of which, when so executed, shall be deemed an original, but all such counterparts shall constitute but one and the same instrument.

  12. Successors and Assigns. This Amendment shall be binding upon and inure to the benefit of the Borrower, the Lender, all future holders of the Notes, and their respective successors and assigns, except that the Borrower may not assign or transfer any of its rights hereunder or interests herein without the prior written consent of the Lender, and any purported assignment without such consent shall be void.

13. Governing Law. THIS AMENDMENT AND ALL OTHER AMENDMENT DOCUMENTS (EXCEPT TO THE EXTENT, IF ANY, OTHERWISE EXPRESSLY STATED IN SUCH OTHER AMENDMENT DOCUMENTS) SHALL BE GOVERNED BY, CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF PENNSYLVANIA, WITHOUT REGARD TO CHOICE OF LAW PRINCIPLES.




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                  SIXTH AMENDMENT TO CREDIT AGREEMENT, Continued


            IN WITNESS WHEREOF, the parties hereto, by their officers thereunto duly authorized, have executed and delivered this Amendment as of the date first above written.

ATTEST:                       B.B. WALKER COMPANY

By:  DOROTHY W. CRAVEN        By:  KENT T. ANDERSON
     -----------------             ----------------
     Dorothy W. Craven             Kent T. Anderson, President
     Corporate Secretary
[Corporate Seal]

                              MELLON BANK, N.A.

                              By:  ROGER D. ATTIX
                                   --------------
                                   Roger D. Attix, Vice President

CONSENTED TO this 29th
day of December, 1998:
FIRST NATIONAL BANK
AND TRUST COMPANY
By:  R. HOOKER THOMAS III
     --------------------
     R. Hooker Thomas, III
     Senior Vice President




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